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                                                                  Exhibit (e)(2)

                               AMENDED SCHEDULE A

                         (to the Distribution Agreement
                       between the Forward Funds, Inc. and
                            PFPC Distributors, Inc.)

                                December 5, 2002

                                  NAME OF FUNDS

                  Forward Hansberger International Growth Fund
                      Forward Hoover Small Cap Equity Fund
                          Forward Hoover Mini-Cap Fund
                   Forward Uniplan Real Estate Investment Fund
                            Sierra Club Balanced Fund
                             Sierra Club Stock Fund